UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

The ONE Group Hospitality, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2025
Dear Stockholders:
2024 marked a transformative year for The ONE Group through the strategic acquisition of Benihana and RA Sushi in May. This milestone event expanded our portfolio of VIBE dining venues and enabled us to achieve scale that would have taken years to build organically.
Our annual financial performance reflected this monumental change to our Company. Full-year revenue increased over 100% to $673 million. Full-year operating income increased 16% to $11 million. Adjusted Opearting Income* (excluding $28 million of transition, transaction, lease termination and other costs associated with the acquisition of Benihana) increased over 300% to $39 million. Notably, adjusted Operating Income growth outpaced our top-line gain, demonstrating our ability to enhance profitability through operational excellence. On a run-rate basis, full-year revenue increased over 160% to $869 million.
Our priorities for 2025 are as follows:
1.   Driving sales across all brands by executing our strategic pillars.
We are determined to create great memories for our guests by operating the best restaurants across all our markets and delivering exceptional and unforgettable experiences to every guest every time.
Our menu balances accessibility with innovation. We refresh our offerings 4-5 times annually with new, seasonal items. This dual approach of approachable pricing and regular product introductions helps maintain guest engagement and loyalty, which is particularly important in today’s promotion-driven environment.
Evolving our digital engagement and assets is also critically important. We maintain active communication with our guests across digital platforms, consistently sharing fresh, compelling content that showcases our innovation and keeps guests connected to our brands through their mobile devices. In 2025, we are launching a new customer loyalty program covering all brands with a special emphasis on celebrating birthdays and rewarding our guests’ milestone moments with personalized offerings. Our underlying goal is to convert those who dine with us once or twice annually into more frequent visitors.
2.   Successfully integrating Benihana and delivering on our cost initiatives.
Our post-acquisition integration efforts delivered strong results in 2024. We achieved significant synergies through streamlined operations at both the restaurant and corporate levels. These savings came from consolidating contracts and eliminating redundant costs. We project annual synergies of at least $20 million with a majority already implemented or identified.
3.   Focusing on our next growth phase, balancing Company-owned and asset light development.
During 2024, we opened five Company-owned restaurants (two STKs, one Kona Grill, one RA Sushi, one Salt Water Social) and one managed STK. During 2025, we plan to open five to seven restaurants including asset light growth of managed and licensed STKs and franchised Benihanas.
We are still in the early stages of our growth story, with significant expansion potential in front of us. We envision in the long-term an asset-light model with approximately 60% franchised or licensed locations and 40% Company-owned restaurants.
STK has a clear path to 200 restaurants and is our priority for development since it provides us with an exceptional returns on investment, making it one of the most profitable expansion models in the restaurant industry. We envision Benihana growing to 400 locations and will be highly selective on growth opportunities

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Adjusted Operating Income is a non-GAAP financial measure. Refer to the reconciliation of Operating Income to Adjusted Operating Income in Appendix A.

for Kona Grill and RA Sushi. We are particularly pleased with the industry leading returns for our STK brand, now complemented by the addition of the Benihana brand.
4.   Maintaining balance sheet flexibility and returning value to our shareholders through share repurchases.
We finished 2024 with over $70 million in liquid resources when combining our cash on hand, short-term credit card receivables and the availability under the revolving credit facility, which remains undrawn. We also returned over $3.0 million to shareholders through share repurchases and we will continue to evaluate opportunistic share repurchases under our Board authorized program.
We are busy building a path to $5 billion in systemwide sales. Our operating cash flow generation, combined with our disciplined pipeline of new locations, proven unit economics, and our asset-light strategies, provides us with multiple avenues for growth. We are excited for the future and will remain focused on executing our strategy and creating long-term shareholder value.
Our amazing team members’ unwavering commitment to our mission — creating great guest memories by operating the best restaurant in every market that we operate in by delivering exceptional and unforgettable experiences to every guest, every time — is what gives me confidence that we can realize our vision of becoming the global leader in VIBE dining.
Thank you all for your support of The ONE Group and we look forward to seeing you at our restaurants.
Cheers!
Emanuel “Manny” P.N. Hilario
President and Chief Executive Officer

THE ONE GROUP HOSPITALITY, INC.
1624 Market Street, Suite 311
Denver, Colorado 80202
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
The Annual Meeting of Stockholders of The ONE Group Hospitality, Inc. (the “Company”) will be held at STK Denver, 1550 Market St., Denver, CO 80202 at 11:00 am MT on Tuesday, May 20, 2025, for the following purposes:
Item 1.	To elect three Class III directors to serve a three-year term expiring in 2028;
Item 2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025;
Item 3.	To approve, by non-binding advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement; and
Item 4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Only holders of record of common stock at the close of business on March 24, 2025 (the “record date”) will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.
We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the record date on or about April 10, 2025. The Notice describes how you can access our proxy materials, including this proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
Christi Hing
Secretary

PROXY STATEMENT — HIGHLIGHTS
This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider. You should read the entire proxy statement carefully before voting.
The ONE Group Hospitality, Inc. Annual Meeting of Stockholders
Time and Date:	11:00 a.m. May 20, 2025
Place:	STK Denver, 1550 Market St., Denver, CO 80202
Record Date:	March 24, 2025
Proposals to be Voted on and Board Recommendations
Proposal		Board Recommendation	Page No.
Item 1	To elect three Class III directors to serve a three-year term expiring in 2028	FOR the nominees	10
Item 2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025	FOR	25
Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	37
Corporate Governance
Board of Directors and Committees
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Classified Board of Directors — three classes of directors serve a three-year term with one class elected annually

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78% of our current directors are independent

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Fully independent Audit Committee, Compensation Committee and Nominating and Governance Committee

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Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting

Stockholder Interests
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No rights or “poison pill” plan

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Annual vote to ratify independent auditors

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Hedging, pledging and short sales of company stock are prohibited

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Clawback policy

Executive Compensation
Emanuel P. N. Hilario, Director and President and Chief Executive Officer
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Base Salary earnings

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Annual Incentive Cash Bonus

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Long Term Incentive Program

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Equity Grants

Compensation Highlights
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Say-on-pay proposal approved by 94% of stockholders voting at the 2024 meeting

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Performance metrics aligned with business strategy and stockholder value creation

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Target compensation is over 50% risk-based on financial and non-financial performance measures

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CEO — 60% at risk, based on financial and non-financial performance measures

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Average NEO — 52% at risk, based on financial and non-financial performance measures

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Incentive compensation plan and practices include good corporate governance features such as:

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Recommended Senior Executive Management team goals are presented to the Compensation Committee by the CEO

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The Compensation Committee evaluates the recommended goals and approves

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Performance goals are established and weighted 75% to Company financial performance and 25% to individual performance goals

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No excise tax gross-up on executive severance plan

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Three-year minimum performance period for long-term incentive plan awards

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Certain long-term incentive plan awards are performance stock units which have both a market condition and time element

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Independent compensation consultant

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Annual compensation risk assessment

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2025
This proxy statement is available at https://ir.togrp.com/sec-filings. To vote your shares, please follow the instructions on the Notice or proxy card. You can elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery by following the instructions contained on the proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission at www.sec.gov or under “SEC Filings” in the “Investor Relations” section of our website at www.togrp.com. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202. Exhibits to the Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the “Board”) of The ONE Group Hospitality, Inc. (the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at STK Denver, 1550 Market St., Denver, CO 80202 on Tuesday, May 20, 2025, at 11:00 a.m. MT and any adjournments of the meeting. This proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of 2025 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, because you owned shares of common stock of The ONE Group Hospitality, Inc. on the record date. The Company will distribute the Important Notice Regarding the Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if necessary, the proxy materials to stockholders on or about April 10, 2025.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
We furnish our proxy materials to most of our stockholders by providing access to the materials on the internet, rather than mailing printed copies. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the cost of the annual meeting and conserves natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. The Notice instructs you how to access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may instruct how your shares will be voted by following the instructions on the proxy card.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 24, 2025, are entitled to vote at the Annual Meeting. On that date, there were 31,026,865 shares of our common stock outstanding and entitled to vote.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the internet. You may specify whether your shares should be voted for or withheld for the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), or you have stock certificates registered in your name, you may vote:
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By internet.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet;

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By mail.   If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below; or

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In person at the meeting.   If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Stockholders of record may vote via the internet at any time up to 11:59 p.m. Eastern Time on May 19, 2025.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions from the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
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“FOR” the election of the nominees for director;

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“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025; and

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“FOR” the compensation of our named executive officers as disclosed in this proxy statement.

We are not aware of any other matters that need to be acted on at the Annual Meeting. If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
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if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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by re-voting on the internet as instructed above;

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by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

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by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by internet or proxy card, is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, no votes will be cast on any other proposal on your behalf.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director of a class of directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees for a class of directors or WITHHOLD your vote from any one or more of the nominees for a class of directors. Abstentions are not included in the vote tally for the election of the directors.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” ratification of the selection of our independent registered public accounting firm. Abstentions count as a “no” vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 28, 2025, our Audit Committee of our Board will reconsider its selection.

Proposal 3: Approve the Compensation of our Named Executive Officers
A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” approval of the compensation of our named executive officers. Abstentions count as a “no” vote. Although the vote is advisory and non-binding, the Compensation Committee and the Board will review the voting results (including the number of abstentions) and take them into consideration when making future decisions regarding executive compensation.

Proxy holders will vote your shares as you instruct. Abstentions do not affect the vote on Proposal 1 but would affect the vote on Proposal 2 and Proposal 3; broker non-votes do not affect the vote on Proposal 1 or Proposal 3 but would affect the vote on Proposal 2. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, but they do not have discretionary authority to vote on the election of directors to serve on our Board or the advisory vote to approve our executive compensation.
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

How are Proxies Solicited and Who Will Bear the Cost of Soliciting Proxies for the Annual Meeting?
The Company is soliciting proxies for the Annual Meeting. We will pay all the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental, by calling them at (212) 509-4000.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, a set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, a set of proxy materials, follow these instructions:
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If your shares of The ONE Group Hospitality, Inc. are registered in your own name, please contact our transfer agent, Continental, and inform them of your request by writing them at 1 State Street, New York, New York 10004.

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If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
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following the instructions provided on your proxy card; or

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following the instructions provided when you vote over the internet.

ELECTION OF DIRECTORS
(Proposal 1)
Our Board is divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term. We currently have nine directors serving on the Board, classified into three classes as follows: (1) Michael Serruya, Dimitrios Angelis and James Chambers constitute a class (“Class I”) with a term ending at the 2026 annual meeting; (2) Eugene Bullis, Susan Lintonsmith and Haydee Olinger constitute a class (“Class II”) with a term ending at the 2027 annual meeting; and (3) Jonathan Segal, Emanuel Hilario and Scott Ross constitute a class (“Class III”) with a term ending at the 2025 annual meeting.
Each director nominee, if elected at the Annual Meeting, will hold office until his successor shall have been elected and qualified or until he resigns or is otherwise removed.
On March 4, 2025, our Board accepted the recommendation of the Nominating and Governance Committee and unanimously voted to nominate Jonathan Segal, Emanuel Hilario and Scott Ross for election at the annual meeting for a term of three years to serve until the 2028 annual meeting of stockholders.
Required Vote
A plurality of the shares voted for each nominee for a given class of directors at the annual meeting is required to elect such nominee as a director.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF JONATHAN SEGAL, EMANUEL HILARIO AND SCOTT ROSS AS CLASS III DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THEM UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Qualifications Required for All Directors
In assessing potential directors, including those recommended by stockholders, the Board and the Nominating and Governance Committee consider a variety of factors, including the evolving needs of the Board and the Company as well as other criteria established by the Board. These include the potential director’s judgement, independence, business and educational background, stature, public service, conflicts of interest, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board and to the affairs of the Company. The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.
Board Diversity
The Board also believes that diversity and inclusion are important considerations in board composition. When considering director qualifications, the Board and the Nominating and Governance Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. Although the Board does not have a written diversity policy, the Nominating and Governance Committee evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Nominating and Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

Board Diversity Matrix (As of March 31, 2025)
	Male	Female	Non- Binary	Did not Disclose Gender
Total Number of Directors	9
Part 1: Gender Identity
Directors	7	2	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	0	0	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	6	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Persons with Disabilities	0
Experience, Qualifications and Skills Represented on our Board of Directors
In addition to the general qualifications highlighted above, in light of the Company’s current needs and its business strategy, our Board has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, hospitality, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in domestic and international market development, corporate strategy, corporate governance and risk management. The Board also believes it is important that a meaningful number of our directors have operating knowledge of the industry in which the Company operates, general management experience or experience serving as a public company director. As a group, the members of the Board reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment.
Our Board is comprised of individuals who collectively possess the particular experiences we consider important to be represented on our Board as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board and the particular expertise, qualifications and skills we believe should be represented on our Board. Our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which lead to each individual’s selection as a nominee and the collective strength of our Board’s experience and expertise.

	Emanuel Hilario	Jonathan Segal	Dimitrios Angelis	Eugene Bullis	Susan Lintonsmith	Haydee Olinger	Michael Serruya	Scott Ross	James Chambers
Director Since	2017	2013	2018	2014	2021	2021	2013	2024	2024
Age	57	64	55	79	60	67	60	45	39
Senior Operating Executive Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Senior Financial Executive Expertise	✓			✓	✓		✓	✓	✓
Senior Marketing/Sales Executive Expertise	✓				✓
Senior HR / Compensation / Talent Development Expertise	✓		✓	✓			✓	✓
Hospitality	✓	✓			✓	✓	✓
Operating Knowledge of Company’s Industry	✓	✓			✓	✓	✓	✓	✓
Public Company Directorship Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Level Information Technology Expertise	✓		✓	✓
Domestic and International Market Development Expertise	✓	✓	✓	✓	✓	✓	✓
Corporate Strategy Development Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Expertise	✓		✓	✓		✓	✓	✓	✓
The following paragraphs provide information about each director’s and director nominee’s background, including positions held, principal occupation and business expertise for the past five years, and the names of other publicly traded companies for which they currently serve as a director or have served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see “Certain Information Regarding Security Holders.” There are no family relationships among any of the directors and executive officers of The ONE Group Hospitality, Inc.
Emanuel Hilario — President, Chief Executive Officer and Director
Emanuel Hilario has served as a Class III member of our Board since April 10, 2017. Mr. Hilario has served as President and Chief Executive Officer of the Company since October 30, 2017. From 2015 until October 2017, Mr. Hilario served as Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. from April 2004 through May 2009 and also served on its Board as a Director from May 2007 to July 2009. For the preceding four years, he served as Chief Financial Officer of Angelo and Maxie’s, Inc. While there, from 2002 to 2004, he managed day-to-day operations of the Angelo and Maxie’s steakhouse concept. Mr. Hilario began his career at McDonald’s and held various operational and financial roles within the company. He received a Bachelor of Science and Commerce degree from Santa Clara University in 1990.
Mr. Hilario has served on the board of directors of TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, since 2019.
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Director Qualifications:   We believe Mr. Hilario’s qualifications to serve on the Board include his extensive knowledge and experience in the restaurant industry and as an executive in public companies, his knowledge of licensing and franchising of restaurants, as well as his years of working at fine dining concepts and managing food and beverage hospitality operations.

Jonathan Segal — Executive Chairman of the Board of Directors
Jonathan Segal has served as a Class III member of our Board since October 16, 2013. Mr. Segal brings over 40 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal served as Chief Executive Officer of the Company from 2004 until October 30, 2017, and since that time has served as Executive Chairman of the Board. He co-founded the Company in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as The Modern Group in Jersey, Channel Islands, U.K., formerly the largest leisure company in the Channel Islands. In June 2013, Jonathan won an Ernst & Young Entrepreneur of the Year 2013 New York award and was a finalist for the national award in November 2013.
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Director Qualifications:   We believe Mr. Segal’s qualifications to serve on the Board include his role as founder and former Chief Executive Officer of the Company, his extensive knowledge and experience in the restaurant industry and his leadership and strategic guidance.

Dimitrios Angelis — Director
Dimitrios Angelis has served as a Class I member of our Board since March 28, 2018. Mr. Angelis is a founder of two medical device companies since 2018, partner of OGC Solutions law firm, and general counsel and strategic advisor to various technology and life science companies worldwide since 2005. Mr. Angelis has previously held several public company director positions, served as CEO and Chairperson of a public company, and worked as general counsel and risk mitigation roles at other publicly traded companies. Mr. Angelis has provided strategic business advice, legal advice, and guided several private and public companies though all of the cycles of their development. Mr. Angelis currently sits on several private boards and advises technology and life science companies on a wide range of matters. In addition to developing several real estate projects, he has served on the Board of reAlpha Tech Corp., which utilizes artificial intelligence, since 2023. He is co-founder of a Biologics company that has an FDA cleared rotator cuff repair product. In addition, he is co-founder of a medical service company that is a first-of-its-kind FDA Breakthrough Device Designation cartilage replacement product in human clinical trials. He currently sits on the board of reAlpha Inc. (NASDAQ: AIRE), which he joined in 2023. He was also on the board of directors of AmeriHoldings, Inc. (NASDAQ: AMRH) from the time it went public in 2015 to its ultimate name change and sale after five years. In addition, Mr. Angelis was on the board of directors of Digirad Corporation (NASDAQ: DRAD) from August 2015 to August 2020. He began his legal career at Mayer, Brown, LLP. He holds a Bachelor of Arts degree in Philosophy and Literature from Boston College, a Master of Arts degree in Behavioral Science from California State University, and a Juris Doctorate from New York University School of Law.
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Director Qualifications:   We believe Mr. Angelis’ qualifications to serve on the Board include his 30 years of legal, strategic and corporate governance experience, including his background and experience as an executive, entrepreneur, and board member of several public and private companies.

Eugene Bullis — Director
Eugene Bullis has served as a Class II member of our Board since August 12, 2014. Mr. Bullis currently serves as the lead independent director of The Doctors Company and has been on its Board since 2010. Mr. Bullis also served as Chair of the Audit Committee of Ambac Financial Group, Inc. from May 2013 to

May 2016. From November 2015 to November 2016, Mr. Bullis served as the Executive Vice President and Interim Chief Financial Officer of The Hanover Insurance Group, Inc., where he held the same position from 2007 until retirement in 2010. Prior to joining The Hanover Insurance Group, Inc., Mr. Bullis served as Executive Vice President and Chief Financial Officer of Conseco, Inc. from May 2002 to May 2007. Previously, Mr. Bullis served in a number of senior financial officer roles primarily in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner. Mr. Bullis received an A.B. in Business Administration from Colby College in 1967.
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Director Qualifications:   We believe Mr. Bullis’ qualifications to serve on the Board include his considerable financial experience, including his background in audit and his familiarity with compliance, finance and regulatory requirements, as well as his experience as an executive in both public and private companies and as a board member of public companies.

Susan Lintonsmith — Director
Susan Lintonsmith has served as a Class II member of our Board since September 13, 2021. Ms. Lintonsmith currently works for a private equity firm as the Chief Operating Officer for a large European Wax Center franchisee, a position she has held since 2022. Prior to this role, she served as the Chief Brand Officer of AtYourGate, an in-airport order app and delivery service for passengers, flight crews, and airport employees from 2020 to 2021. Prior to AtYourGate, she was the CEO of Elements Massage, a national massage therapy brand with over 250 locations across the United States and Canada from 2019 to 2020. Ms. Lintonsmith previously was CEO of Quiznos, the global sandwich chain with franchised restaurants in 32 countries, where she led the turn-around plan that resulted in profitable growth after years of store closures and declining sales from 2012 to 2018. Prior to Quiznos, she was the CMO at Red Robin Gourmet Burgers, Inc. and held various management positions at Dean Foods Company, Western Union Company, the Coca-Cola Company, Einstein Noah Restaurant Group, Inc. and Pizza Hut. Ms. Lintonsmith has served on the board of directors of Checkers & Rally’s Drive-In Restaurants since 2023 and Regis Corporation (NASDAQ: RGS) since January 2025.
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Director Qualifications:   We believe Ms. Lintonsmith’s qualifications to serve on the Board include her 35 years of experience as a strategist, branding expert and operational leader in highly competitive consumer industries, and her executive leadership experience.

Haydee Olinger — Director
Haydee Olinger has served as a Class II member of our Board since September 13, 2021. Ms. Olinger currently serves as a Senior Advisor at Barker Gilmore, a legal and compliance executive recruiting and advisory firm, where she has provided advising, coaching, and consulting services to Chief Compliance Officers and other corporate executives since 2017. Prior to Barker Gilmore, Ms. Olinger spent over 30 years at McDonald’s Corp. where she held various legal roles; most recently as McDonald’s first Global Chief Compliance and Privacy Officer where she designed and implemented McDonalds’ best-in-class corporate compliance programs. Ms. Olinger also serves as chair of the board of directors of TransAct Technologies, Inc. (NASDAQ: TACT), where she has served as a director since 2018.
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Director Qualifications:   We believe Ms. Olinger’s qualifications to serve on the Board include her 30 years of corporate legal and business operations experience, including strategic planning, real estate leasing and purchasing transactions, franchise and licensee management, food safety, enterprise risk, corporate compliance and privacy.

Michael Serruya — Director
Michael Serruya has served as a Class I member of our Board since October 27, 2013, and as Non- Executive Chairman of our Board from October 27, 2013 until October 30, 2017. Mr. Serruya is currently Chairman and Chief Executive Officer of Serruya Private Equity. Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands until July 2016. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc from 1986 to 2010. Mr. Serruya has served as a director of Second Cup Inc. since 2017.

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Director Qualifications:   We believe Mr. Serruya’s qualifications to serve on the Board include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and his service as a board member of several public companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

Scott Ross — Director
Scott Ross has served as a Class III member of our Board since May 1, 2024. Mr. Ross is the Founder and Managing Partner of Hill Path Capital LP and has been with Hill Path Capital LP since 2015. Mr. Ross was previously a partner at Apollo Management (which he joined in 2004) where he focused on private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors. Prior to Apollo, Mr. Ross was a member of the Principal Investment Area in the Merchant Banking Division of Goldman, Sachs & Co. and a Member of the Principal Finance Group in the Fixed Income, Currencies, and Commodities Division of Goldman, Sachs & Company. Mr. Ross was employed by Shumway Capital Partners from August 2008 to September 2009. Mr. Ross has served as the Chairman of the board of directors of United Parks and Resorts, Inc. (NYSE: PRKS) since July 2019 and as a director since November 2017. He has previously served on the board of directors of Diamond Eagle Acquisition Corp., Great Wolf Resorts, Inc., EVERTEC, Inc. and CEC Entertainment, Inc. (the parent company of Chuck E. Cheese’s and Peter Piper Pizza). Mr. Ross graduated magna cum laude from Georgetown University with a B.A. degree in Economics and was elected to Phi Beta Kappa.
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Director Qualifications:   We believe Mr. Ross’s qualifications to serve on the Board include his business experience, including a diversified background in both public and private companies, and his service as a board member of several public companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

James Chambers — Director
James Chambers has served as a Class I member of our Board since May 1, 2024. Mr. Chambers is a Co-Founder and Partner at Hill Path Capital LP, where has been since 2016. From 2009 to 2016, Mr. Chambers was a Principal at Apollo Management where he focused on private equity and debt investments across a variety of industries. Prior to Apollo Management, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has served on the board of directors of United Parks and Resorts, Inc. (NYSE: PRKS) since May 2019 and Dave & Buster’s Entertainment, Inc. (NASDAQ: PLAY) since December 2020. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese’s and Peter Piper Pizza), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.
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Director Qualifications:   We believe Mr. Chamber’s qualifications to serve on the Board include his business experience, including a diversified background in both public and private companies, and his service as a board member of several public and private companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

Information about our other Executive Officer
The following table sets forth certain information regarding our executive officer who is not also a director.
Name	Age	Positions
Tyler Loy	45	Chief Financial Officer

Tyler Loy — Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. From 2016 to 2018, Mr. Loy was the Vice President of Finance at Pacific Bells, a franchisee of approximately 300 Taco Bell and Buffalo Wild Wings restaurants. Before joining Pacific Bells, Mr. Loy worked at Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) from 2011 to 2016 and held various finance and sales leadership roles culminating as the Vice President of Catering. Mr. Loy began his career at McCormick & Schmick’s Seafood Restaurants, Inc. (NASDAQ: MSSR) where he held various positions in operations and finance from 2000 to 2011. Mr. Loy graduated in 2007 with a BA in Business Administration with a Finance Concentration from Washington State University.

CORPORATE GOVERNANCE
Board Leadership Structure and Role in Risk Oversight
Our Board currently consists of nine members.
In accordance with our Amended and Restated Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board. Our principles of corporate governance give the Board the authority to choose whether the roles of Executive Chairman of the Board and Chief Executive Officer are held by one person or two persons. Our principles also give the Board the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Executive Chairman of the Board of the Company.
Our Board currently has seven independent members, consisting of Messrs. Bullis, Serruya, Angelis, Ross and Chambers and Mses. Lintonsmith and Olinger, and two non-independent members, one of whom is our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Messrs. Hilario, Segal and Ross are Class III directors whose term will expire at our 2025 annual meeting of stockholders and if elected at this annual meeting, their term will expire at our 2028 annual meeting of stockholders. Messrs. Serruya, Angelis and Chambers are Class I directors and their term will expire at our 2026 annual meeting of stockholders. Mr. Bullis, Ms. Lintonsmith and Ms. Olinger are Class II directors whose term will expire at our 2027 annual meeting of stockholders.
Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
Although the full Board has overall responsibility for risk oversight, the Board may elect to delegate oversight responsibility related to certain committees, which in turn would then report on the matters discussed at the committee level to the full Board. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.
Our Board has reviewed the direct and indirect relationship that each of our directors has with The ONE Group Hospitality, Inc., and has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market (“NASDAQ”): Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith, Haydee Olinger, Michael Serruya, Scott Ross and James Chambers.
Stockholder Communications to the Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations contact at 646-624-2400. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board at The ONE Group Hospitality, Inc., 1624 Market St. Suite 311, Denver, CO 80202 Attn: Corporate Secretary. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of its securities by employees, officers and directors. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Employee, Officer and Director Hedging
Our Insider Trading Policy, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of Company securities.
Committees of the Board of Directors and Meetings
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which operates pursuant to a written charter that is available on our website at www.togrp.com.
Meeting Attendance
During the fiscal year ended December 31, 2024, the Board met a total of ten times, and the various committees of the Board met a total of six times. Each director attended more than 75% of the total number of meetings of the Board and the committees of the Board on which such director served. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders. Jonathan Segal, Emanuel Hilario, Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith and Haydee Olinger attended our annual meeting of stockholders in 2024.
Audit Committee
Members
This committee currently has six members, Messrs. Bullis (Chair), Angelis, Serruya and Chambers and Ms. Lintonsmith and Ms. Olinger. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bullis is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.togrp.com.

Number of Meetings Last Year	Four
Primary Functions
Our Audit Committee’s role and responsibilities are set forth in the Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee
Members
This committee currently has four members, Messrs. Angelis (Chair), Bullis, Ross and Serruya. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ.

Number of Meetings Last Year	One
Primary Functions
Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2019 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and his compensation is determined without the Chief Executive Officer present.

In establishing compensation for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data comprising proxy-disclosed data from peer companies and information from nationally recognized published surveys for the restaurant industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends, in making its final compensation determinations.

The Compensation Committee’s independent compensation consultant is Frederic W. Cook & Co. (“FW Cook”). FW Cook was engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on equity incentive compensation grants to employees, including officers and to directors. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and FW Cook was included in discussions with management.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During 2024, the Compensation Committee utilized industry benchmarks and the work performed by FW Cook to determine the appropriate levels of compensation for our named executive officers.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.togrp.com.
Nominating and Governance Committee
Members
Our Nominating and Governance Committee currently has five members, Messrs. Serruya (Chair), Bullis and Chambers and Ms. Lintonsmith and Ms. Olinger. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates for election to the Board, and evaluating current Board members’ performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ.

Number of Meetings Last Year:	One
Primary Functions
If a stockholder wishes to nominate a candidate for director who is to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: The ONE Group Hospitality, Inc., c/o Corporate Secretary, Nominating and Governance Committee, 1624 Market St., Suite 311, Denver, CO 80202.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.togrp.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee reviews all transactions in excess of $120,000 between us and a related person, which includes nominees for directors, directors and executive officers and their immediate families and stockholders who beneficially own more than 5% of our outstanding shares of common stock, except that the full Board reviewed and approved the transactions contemplated by the Investment Agreement (as defined below). For its review, the Audit Committee obtains relevant information, including through the review of director and officer questionnaires. In some circumstances, the authority to review and approve or disapprove a transaction is delegated to our Audit Committee chair. The Audit Committee or its chair may approve a related party transaction only after a determination that the transaction is in, or not inconsistent with, the best interests of us and our stockholders, taking into account necessary facts and circumstances. These facts and circumstances will typically include the benefits of the transaction to us; the impact on a director’s independence if the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or the member’s immediate family has an interest.
Management of Rivershore Bar & Grill
Rivershore Bar & Grill is owned by Blame it on the Chef, LLC, a limited liability company based in Oregon. Blame it on the Chef, LLC is wholly owned by Emanuel Hilario, the Company’s President and Chief Executive Officer. Effective August 16, 2021, the Company entered into an agreement with Blame it on the Chef, LLC to provide certain management services typical of services provided under the Company’s other management agreements. In exchange for these services, Blame it on the Chef, LLC pays the Company management fees based upon a percentage of net revenues. The agreement may be terminated by either party with 30 days’ notice.
Director Nominations
We have an arrangement with David Kanen and Kanen Wealth Management LLC (collectively, the “Kanen Group”) under which the Kanen Group may designate a director acceptable to our Board for election to our Board (a “Designee”), subject to continued share ownership. Pursuant to this arrangement, our Board nominated, and our stockholders elected in 2020, Dimitrios Angelis to serve as a Class I director, with a term expiring at our 2023 annual meeting of stockholders. Mr. Angelis was subsequently re-elected, with a term expiring at our 2026 annual meeting of stockholders. The Kanen Group also agreed to certain customary standstill provisions until the earliest to occur of (i) the end of the term for which a Designee is appointed (or such longer period as the Designee or, in certain circumstances, a replacement director selected pursuant to the agreement, continues to serve on the Board) and (ii) five business days after such date, if any, that the Kanen Group provides written notice to the Company that the Company materially breached any of its commitments under its agreement and where the Company has not cured such breach within 15 business days after such written notice. The standstill provisions generally prohibit the Kanen Group and its affiliates from taking specified actions during the standstill period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; or (iv) calling any meeting of stockholders, including by written consent, subject to certain conditions. During the standstill period, the Kanen Group has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.
Hill Path Capital Investment
On March 26, 2024, the Company, HPC III Kaizen LP, an affiliate of Hill Path Capital LP (“HPC”), and HPS Investment Partners, LLC (“HPS”) entered into an investment agreement (the “Investment Agreement”). On May 1, 2024 (the “Closing Date”), pursuant to the Investment Agreement, the Company sold and issued to (a) HPC III Kaizen LP, for $150 million cash, subject to a 5% original issuance discount, 150 shares of the

Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in book-entry form, a warrant to purchase 1,786,582 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 1,000,000 shares of our common stock for an exercise price of $10.00 per share and (b) to HPS Special Situations Opportunity Fund II, L.P., SSOF II BH US Subsidiary, L.P., HPS Corporate Lending Fund and HPS Corporate Capital Solutions Fund (collectively, the “HPS Investors”), affiliates of HPS, for $10 million cash in the aggregate, subject to a 5% original issuance discount, securities allocated among the HPS Investors as follows: (i) to HPS Special Situations Opportunity Fund II, L.P., 4,309 shares of such Preferred Stock in book-entry form, a warrant to purchase 51,236 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 28,729 shares of our common stock for an exercise price of $10.00 per share, (ii) to SSOF II BH US Subsidiary, L.P., 3,961 shares of such Preferred Stock in book-entry form, a warrant to purchase 43,957 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 24,604 shares of our common stock for an exercise price of $10.00 per share, (iii) to HPS Corporate Lending Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of our common stock for an exercise price of $10.00 per share, and (iv) to HPS Corporate Capital Solutions Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of our common stock for an exercise price of $10.00 per share, in each case of clauses (a) and (b), in a private placement exempt from registration under the Securities Act of 1933, as amended.
The terms of the Preferred Stock were established by the filing of a certificate of designations in the form attached to the Investment Agreement with the Delaware Secretary of State on April 30, 2024. The Preferred Stock is non-voting and non-convertible; has compounding dividends that begin at a rate of 13.0% per annum and increase over time at specified intervals; is subject to optional redemption by the Company and mandatory redemption following specified events and in certain circumstances upon the exercise by the holders of a majority of the outstanding shares of Preferred Stock of an option to deliver written notice to the Company to require redemption, in each case, for specified prices; and grants certain consent rights for the holders of a majority of the outstanding shares of Preferred Stock for specified matters.
Pursuant to the terms of the Investment Agreement, on the Closing Date, James Chambers and Scott Ross were appointed as Class I and Class III directors, respectively, to the Board, as the designees of the HPC Investor.
Also on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with (a) HPC III Kaizen LP, an affiliate of HPC, and (b) the HPS Investors (clause (a) and (b), the “Preferred Investors”), pursuant to which, among other things, the Preferred Investors were granted customary rights to (i) require the Company to file and maintain the effectiveness of a shelf registration statement with respect to the resale of warrants exercisable for shares of the Company’s common stock received by the Preferred Investors (as well as the shares of common stock underlying the warrants received by the Preferred Investors) pursuant to the Investment Agreement, and (ii) under certain circumstances, to require the Company to undertake underwritten offerings of such warrants and such shares.

2024 DIRECTOR COMPENSATION
For 2024, each non-employee director received a retainer for service on our Board of $175,000 and an additional $12,500 for service as chair of a committee. The retainer was paid 40% in cash and 60% in stock. Compensation for service as chair of a committee is paid in cash.
The Company reimburses all directors for reasonable expenses incurred traveling to and from Board meetings. The Company does not pay employee directors any compensation for services as a director.
The following table sets forth the compensation paid or earned for the fiscal year ended December 31, 2024, to our non-employee directors.
Name	Stock Awards ($)	Cash ($)	Total ($)
Dimitrios Angelis	$105,000	$82,500	$187,500
Eugene Bullis	$105,000	$82,500	$187,500
James Chambers(1)	$70,000	$46,667	$116,667
Susan Lintonsmith	$105,000	$70,000	$175,000
Haydee Olinger	$105,000	$70,000	$175,000
Scott Ross(2)	$70,000	$46,667	$116,667
Michael Serruya	$105,000	$82,500	$187,500

(1)
Mr. Chambers was appointed as a Class I director of the Board on May 1, 2024. The amounts in the table above reflect his prorated compensation for the portion of 2024 that he served as a director.

(2)
Mr. Ross was appointed as a Class III director of the Board on May 1, 2024. The amounts in the table above reflect his prorated compensation for the portion of 2024 that he served as a director.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
Effective March 4, 2025, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 28, 2025. We expect that representatives of Deloitte & Touche will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte & Touche, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche and concluded that Deloitte & Touche has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 28, 2025.
The following table presents fees for professional services rendered by Deloitte & Touche for services rendered during the years ended December 31, 2024 and 2023.
	2024	2023
Audit fees(1)	$1,608,297	$1,348,331
Audit related fees(2)	60,000	—
Tax fees(3)	44,100	44,100
All other fees(4)	372,000	—
Total	$2,084,397	$1,392,431

(1)
Audit fees consisted of audit work performed in the audit of the annual financial statements and review of quarterly financial statements.

(2)
Audit-related fees were in connection with the Company’s Registration Statements on Form S-3 filed during the year and the auditor consents thereto.

(3)
Tax fees consisted of transfer pricing studies associated with the Company’s international operations.

(4)
All other fees principally include due diligence in connection with the Company’s acquisition of Safflower Holdings Corp., the parent company of Benihana Inc. (“Benihana”).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All services provided by Deloitte & Touche for our fiscal years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report.
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on our website at www.togrp.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP in fulfilling its responsibilities for the financial statements for fiscal year December 31, 2024, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301, Communications with Audit Committees; and

•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee further discussed with Deloitte & Touche LLP their independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024 for filing with the SEC.
Members of The ONE Group Hospitality, Inc.
Audit Committee
Eugene M. Bullis, Chair
Dimitrios Angelis
James Chambers
Susan Lintonsmith
Haydee Olinger
Michael Serruya

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2024 and 2023 to (i) our President and Chief Executive Officer and (ii) our next two most highly compensated executive officers who earned more than $100,000 and served as executive officers during the fiscal year ended 2024.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non Equity Incentive Plan Compensation	Other(5)	Total
Emanuel Hilaro(2) President and Chief Executive Officer	2024	$700,000	$350,000	$350,000	$0	$157,500	$37,462	$1,594,962
	2023	$700,000	$0	$350,000	$299,532	$50,468	$37,462	$1,437,462
Tyler Loy(3) Chief Financial Officer	2024	$335,961	$225,000	$91,250	$0	$41,063	$6,539	$699,813
	2023	$315,866	$0	$81,250	$52,151	$8,787	$6,250	$464,304
Jonathan Segal(4) Executive Chairman	2024	$350,000	$0	$131,250	$0	$59,063	$6,731	$547,044
	2023	$350,000	$0	$131,250	$60,359	$11,828	$6,731	$560,168

(1)
The amounts reflect the grant date fair value of performance stock units (“PSUs”) or restricted stock units (“RSUs”) issued for the respective year pursuant to the 2019 Equity Incentive Plan.

(2)
The 2024 stock awards are composed of the following: (a) 58,725 RSUs awarded on March 4, 2025 which vest ratably in annual installments over three years and (b) 72,364 PSUs awarded on March 4, 2025 with both a market condition and time element; The 2023 stock awards are comprised of 61,082 PSUs awarded on April 2, 2024, with both a market condition and time element and 11,513 RSUs awarded on July 1, 2024. The 2023 option awards are 81,616 stock options granted on April 2, 2024, that vest on the one-year anniversary of the grant date. On May 1, 2024, Mr. Hilario received a cash bonus of $350,000 in recognition of his efforts with respect to the acquisition of Benihana.

(3)
The 2024 stock awards are composed of the following: (a) 15,310 RSUs awarded on March 4, 2025 which vest ratably in annual installments over three years and (b) 18,866 PSUs awarded on March 4, 2025 with both a market condition and time element; The 2023 stock awards are comprised of 14,179 PSUs awarded on April 2, 2024, with both a market condition and time element, 12,000 RSUs awarded on April 2, 2024 and 2,673 RSUs awarded on July 1, 2024. The 2023 option awards are 14,209 stock options granted on April 2, 2024, that vest on the one-year anniversary date. On May 1, 2024, Mr. Loy received a cash bonus of $225,000 in recognition of his efforts with respect to the acquisition of Benihana.

(4)
The 2024 stock awards are composed of the following: (a) 22,022 RSUs awarded on March 4, 2025 which vest ratably in annual installments over three years and (b) 27,137 PSUs awarded on March 4, 2025 with both a market condition and time element. The 2023 stock awards are comprised of 22,905 PSUs awarded on April 2, 2024, with both a market condition and time element and 4,318 RSUs awarded on July 1, 2024. The 2023 option awards are 16,446 stock options granted on April 2, 2024, that vest on the one-year anniversary of the grant date.

(5)
Other includes 53rd week of salary paid in December for all salaried employees. Mr. Hilario’s 2024 and 2023 amount includes $24,000 in transportation allowance.

Pay Versus Performance
The table below shows (i) the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, (ii) the “Compensation Actually Paid” (“CAP”) to our President and Chief Executive Officer, and (iii) averages of calculated compensation actually paid for our other named executive officers (“NEOs”), together with shareholder returns and net income. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the NEOs’ compensation for each fiscal year, please see “Our Compensation Program and Philosophy” on page 37.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net (Loss) Income	Adjusted EBITDA
2024	$1,594,962	$(476,191)	$623,429	$498,320	$46	$(15,824,000)	$75,189,000
2023	$1,437,462	$1,395,754	$512,236	$519,593	$97	$4,718,000	$32,785,000

(1)
The Principal Executive Officer (“PEO”) in fiscal years 2024 and 2023 is Emanuel Hilario.

(2)
Adjustments have been made as of each measurement date using the stock price as of the measurement date. Performance stock unit grant date fair value is calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 14, “Employee Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024.

(3)
The NEOs included in the calculation of average NEO compensation in fiscal years 2024 and 2023 are Jonathan Segal and Tyler Loy.

(4)
Total shareholder return lists a cumulative total shareholder return at the end of each fiscal year assuming $100 was invested in our stock on the last trading day before the beginning of the earliest fiscal year in the table. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(5)
SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine the CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather as a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to reflect certain changes in the fair market value of outstanding equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details the applicable adjustments that were made to determine CAP.

	2023		2024
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation as reported in Summary Compensation Table	$1,437,462	$512,236	$1,594,962	$623,429
Deduct: Equity award amounts based on grant date fair values	(649,532)	(162,505)	(350,000)	(111,250)
Add: Year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	281,716	113,771	328,575	96,334
Add: Amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	(131,104)	(4,166)	(1,638,336)	(64,932)
Add: Fair value as of the vesting date for awards that are granted and vest in the same covered fiscal year	—	—	—	—
Add: Amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested in the covered fiscal year	457,212	60,257	(411,392)	(45,261)
Deduct: Amount of fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered fiscal year	—	—	—	—
Add: Dollar value of other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year	—	—	—	—
Compensation Actually Paid	$1,395,754	$519,593	$(476,191)	$498,320
Analysis of Information Presented in the Pay Versus Performance Table
The Compensation Committee uses total shareholder return (“TSR”) and net income in establishing compensation programs. In 2022 it awarded to the PEO 500,000 performance stock units that are earned based on year-over-year increases in stock value. In 2024, the Company granted performance stock units to the NEOs that may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock.
The Company uses several other performance measures to align executive compensation with performance, see “Executive Compensation” on page 28 and “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page 36. Part of the compensation our NEOs are eligible to receive consists of annual incentive cash performance bonuses and long-term equity incentive awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain criteria.
CAP to our PEO and average NEO tracks our TSR performance because CAP values reflect changes in the value of equity awards, which fluctuate with changes in our stock price. Because our PEO received large contingent equity compensation awards in 2021 and 2022, and because our stock price has fluctuated significantly in the specified periods, this is particularly true for his CAP.
CAP to our PEO and average NEO tracks net income to the extent that a portion of annual cash bonus and annual long-term incentive plan awards are based on achieving target Adjusted EBITDA, which is closely related to net income. (Adjusted EBITDA is net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, gains and losses including incremental costs related to stock-based compensation and certain transaction and transition costs.) The net loss for 2024 includes $28 million in transaction, transition and integration expenses, lease termination and other costs associated with the acquisition of Benihana. See “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page 37.
Employment Agreements with Executive Officers
President and Chief Executive Officer
HILARIO AGREEMENT HIGHLIGHTS:
Employment Agreement Highlights
Date of Agreement:	September 2, 2022
Term of Agreement:	Five Years
Base Salary:	$700,000 (current)
Target Incentive Compensation:	100%
Separation Highlights:
Accrued Obligations
18 Months of Monthly Salary (paid monthly)
Bonus Amount paid for 18 months
Immediate Vesting of any Equity having vest dates 18 months in the future.
COBRA payments for 18 months
Emanuel Hilario serves as our President and Chief Executive Officer pursuant to an employment agreement dated September 2, 2022 (“Hilario Agreement”). The Hilario Agreement amends and restates in its entirety the Employment Agreement dated September 24, 2021. The Hilario Agreement provides for a term of five years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice of a rejection of the renewal prior to the commencement of the renewal term. Mr. Hilario receives an annual base salary of $700,000, and thereafter he is entitled to receive increases (but no decreases) in his base salary as determined by the Company’s Board or Compensation Committee. In addition, Mr. Hilario is eligible to receive incentive compensation for each calendar year during the term of the Hilario Agreement in an amount targeted at 100% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives determined by the Board. Mr. Hilario will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be paid if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario when annual performance goals are established. Mr. Hilario is also eligible to participate in the Company’s long term incentive program in an amount targeted at 50% of his then-effective annual base salary, based upon achievement of corporate performance objectives. Whether Mr. Hilario receives incentive compensation, and the amount of the incentive compensation, will be determined by the Board in its sole absolute discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of the goals. Mr. Hilario is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Hilario Agreement, for a period of 18 months after the date on which his employment is terminated for any reason, Mr. Hilario is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.” All capitalized terms in this paragraph have the respective meanings set forth in the Hilario Agreement.
Termination
If the Hilario Agreement is terminated by the Company for cause, or by the executive without good reason, or due to his death or disability, the Company must pay him or his estate any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Hilario Accrued Obligations”).
If the Hilario Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, the Company must pay Mr. Hilario: (1) the Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over an 18 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his incentive compensation equal to a monthly amount equal to one-twelfth of the target bonus for an 18 month period, based on year-to-date performance as determined by the Board in good faith (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) any equity awards that vest over time and are unvested as of the termination date will be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as Mr. Hilario, and if applicable, Mr. Hilario’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If the Company elects not to renew the Hilario Agreement, Mr. Hilario will be entitled to the same payments that he would receive if he were terminated by the Company without cause.
If Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario is entitled to receive his severance in a lump sum. In addition, any equity awards subject to vesting will vest immediately before a change of control of the Company.
Executive Chairman of the Board of Directors
Jonathan Segal Employment Agreement Highlights
Date of Agreement:	October 30, 2017
Term of Agreement:
Initial	Three Years
Renewal Term	Renewable for one-year terms
Base Salary:	$350,000 (current)
Target Incentive Compensation:	75%
Separation Highlights:
Accrued Obligations
24 Months of Monthly Salary (paid monthly)
Pro Rata Bonus Amount for the Year during which the separation takes place
Jonathan Segal serves as our Executive Chairman of the Board pursuant to an amended and restated employment agreement dated October 30, 2017 (“Segal Agreement”). The Segal Agreement provides for a term of three years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Segal initially received an annual base salary of $350,000, and thereafter he is entitled to receive such increases (but no decreases) in his base salary as the Board or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive incentive compensation for each calendar year during the term of the Segal Agreement in an amount targeted at 75% of his then- effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Segal will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives incentive compensation, and the amount of any such incentive compensation, will be determined by the Board in its sole discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Segal is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Segal Agreement, for a period of 24 months after the date on which his employment is terminated for any reason, Mr. Segal is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.” All capitalized terms in this paragraph have the respective meanings set forth in the Segal Agreement.
Termination
If the Segal Agreement is terminated by the Company for cause, or by Mr. Segal without good reason, the Company must pay him any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Segal Accrued Obligations”).
If the Segal Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay Mr. Segal: (1) the Segal Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over a 24 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his bonus compensation equal to a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the “COBRA” premium for as long as Mr. Segal and, if applicable, Mr. Segal’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If Mr. Segal’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, (1) the Segal Accrued Obligations earned through the date of termination and (2) a portion of the bonus that he would have been eligible to receive for days employed by the Company in the year in which his death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability, vested options held by Mr. Segal may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.
If Mr. Segal’s employment is terminated within 12 months following a change of control and upon the fulfillment of certain other conditions, then (1) notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and Mr. Segal, all unvested stock options granted by the Company to Mr. Segal will immediately vest and become exercisable and remain exercisable for not less than

360 days thereafter, and (2) Mr. Segal will be entitled to receive his severance; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit will be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection will be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.
Chief Financial Officer
Tyler Loy has served as the Chief Financial Officer of the Company since April 1, 2019. Mr. Loy previously served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. If Mr. Loy’s employment is terminated in connection with a change of control for a reason other than cause, the Company will pay Mr. Loy his salary for 26 weeks following the termination in accordance with the Company’s payroll practices.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Emanuel Hilario	300,000	—	—	$1.42	10/30/2027	—	—	638,589(1)	$1,851,909
	68,000	—	—	$2.99	2/18/2029	—	—
	—	81,616	81,616	$5.73	04/02/2034	—	—
Jonathan Segal	55,942	—	—	$2.73	04/08/2026	—	—	41,346(2)	$119,903
		16,446	16,446	$5.73	04/02/2034	—	—
Tyler Loy	—	14,209	14,209	$5.73	04/02/2034	—	—	55,059(3)	$159,671

(1)
RSUs for 400,000 shares granted on September 24, 2021 vest over four years beginning on August 31, 2022. RSUs for 30,919 shares granted on March 1, 2022 vest ratably over three years. RSUs for 100,000 shares granted on September 2, 2022 vest ratably in annual installments over four years. PSUs for 500,000 shares granted on September 2, 2022 contain both a market condition and time element. These PSUs may be earned based on achieving common stock price targets within four consecutive 12-month calculation periods. PSUs not earned in a calculation period may be earned in a subsequent calculation period and may be earned early. PSUs vest and are settled in the period in which specified targets are met, except that if a target for a future period is met early, the earned shares then vest ratably at the end of each subsequent 12-month calculation period. RSUs for 46,032 shares granted on March 7, 2023 vest ratably over three years. PSUs for 61,082 shares granted on April 2, 2024, contain both a market condition and time element. The PSUs granted on April 2, 2024 may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock. The RSUs for 11,513 shares granted on July 1, 2024 vest ratably over three years.

(2)
The RSUs for 11,595 shares granted on March 1, 2022 vest ratably over three years. The RSUs for 15,387 shares granted on March 7, 2023 vest ratably over three years. The PSUs for 22,905 shares granted on April 2, 2024, contain both a market condition and time element. The PSUs granted on April 2, 2024 may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock. The RSUs for 4,318 shares granted on July 1, 2024 vest ratably over three years.
(3)
The RSUs for 5,035 shares granted on March 1, 2022 vest ratably over three years. The RSUs for 30,000 shares granted on May 18, 2022 vest ratably over three years. The RSUs for 21,793 shares granted on March 7, 2023 vest ratably over three years. The PSUs for 14,179 shares granted on April 2, 2024, contain both a market condition and time element. The PSUs granted on April 2, 2024 may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock. The RSUs for 12,000 shares granted on April 2, 2024 vest ratably over three years. The RSUs for 2,673 shares granted on July 1, 2024, vest ratably over three years.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2024, with respect to compensation plans under which equity securities of the Company are authorized for issuance.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	2,284,550	$3.11(2)	2,804,491
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to issuing securities upon the exercise of options, warrants or rights, under our 2019 Equity Incentive Plan, we may grant stock (with or without restrictions) and other stock-based awards to employees, consultants and directors.

(2)
The number reflects the weighted-average exercise price on 838,284 outstanding stock options and does not reflect RSUs or PSUs that vest based on time or performance conditions with no payment of an exercise price.

APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED
IN THIS PROXY STATEMENT
(Proposal 3)
We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the “Executive Compensation” section of this proxy statement in the compensation tables and related disclosures. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2026 annual meeting of stockholders.
Our Compensation Program and Philosophy
The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.
We rely on qualified, highly skilled and talented employees who have experience in the restaurant and hospitality industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.
Our compensation program consists of these general elements:
•
a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers;

•
an annual incentive cash performance bonus; and

•
long-term equity incentive awards.

The total amount and mixture of the compensation for our executive compensation program is periodically reviewed and analyzed using current publicly available market data, market trends in the Company’s industry and reviews of compensation and benefits surveys. In addition to survey data, we occasionally use compensation consultants to analyze the elements of our compensation program. In addition, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:
•
our competitive position;

•
our financial performance and the contribution of each individual to our financial performance;

•
individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and

•
our long-term needs and operational goals, including attracting and retaining key management personnel.

Long-Term Incentive Awards:   The goal of our equity-based incentive awards is to align the interests of our executives with those of our stockholders and to provide executives with long-term incentive to manage the Company from the perspective of an owner with equity in the business. Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards. Generally, we believe that our share-based compensation program has proven to be an effective tool for meeting our goals of increasing long-term stockholder value by tying the value of the equity-based incentives to future stock performance. The Compensation Committee does not take material nonpublic information into account when determining the grant date, vesting date or other terms and conditions of equity awards, and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation, and typically makes annual equity awards at the Board’s regularly scheduled March meeting that precedes the Company’s annual earnings release and Form 10-K filing. The Company’s long-term incentive awards are typically in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) which are tied to the market value of the Company’s common stock. In 2024, however, in light of the potential announcement of the Company’s agreement to acquire Safflower Holdings Corp., the parent of Benihana, the Compensation Committee made annual long-term incentive awards to the NEOs in April following public announcement of the transaction rather than at the March Board meeting. These awards consisted of stock options, time-based restricted stock units and performance-based restricted stock units.
Special Transaction Bonuses.   In 2024 each of Messrs. Hilario and Loy were awarded special one-time cash bonuses of $350,000 and $225,000, respectively, in recognition of their efforts working on the Company’s acquisition of Safflower Holdings Corp.
The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.
NEO Compensation in 2024
We believe the aggregate compensation paid to our NEOs in 2024 was appropriate and that compensation appropriately weighted performance measures.
Mr. Hilario’s compensation package reflects the amount we believed was equitable to retain him as our Chief Executive Officer and comprised base salary, 100% performance incentive bonus potential and the grant of RSUs. See “Employment Agreements with Executive Officers — President and Chief Executive Officer.”
For 2024, our NEOs were eligible to earn an annual incentive bonus calculated as a percentage of their base salary upon attaining specified performance measures as follows: Mr. Hilario — 100%; Mr. Loy — 50%; Mr. Segal — 75%. 75% of the possible bonus was based on achieving an Adjusted EBITDA Target and 25% was based on achievement of prescribed individual goals. The Adjusted EBITDA Target for 2024 was not met resulting in no payout with respect to that component of the annual incentive bonus. Mr. Hilario, Mr. Segal, and Mr. Loy did receive annual incentive bonuses based on the attainment of prescribed individual goals at a 90% attainment level.
Personal goals for 2024 for the executive team included the following:
Integrate Benihana Successfully
Grow Sales / Ensure the Delivery of High-Quality VIBE Experiences to Every Guest Every Time
•
Increase average reputation scores, secret shopper scores and likely to recommend scores; and

•
Deliver average weekly sales volume goals.

Improve Restaurant Profitability
•
Achieve cost of goods targets; and

•
Achieve restaurant labor targets.

For additional information about compensation arrangements, see “Executive Compensation — Summary Compensation Table.”
2024 Performance
We believe our compensation structure, including our bonus structure, appropriately compensated our executive officers as they steered the Company through the Benihana integration and challenging consumer environment in 2024 while expanding the Company’s unit growth with the opening of six new restaurants in 2024, and including the following (see pages 31-37 of our Annual Report on Form 10-K for the year ended December 31, 2024 for descriptions of Restaurant Operating Profit, Adjusted EBITDA and Comparable sales, and reconciliation to GAAP numbers).

•
Total GAAP revenues increased 102.3% to $673.3 million from $332.8 million in 2023;

•
GAAP net loss available to common stockholders was $35.0 million, or $1.12 net loss per share compared to GAAP net income available to common stockholders of $4.7 million, or $0.15 per share in 2023;

•
Operating income increased 15.9% to $10.8 million from $9.3 million in 2023 and includes $28.2 million in transition, transaction and integration expenses associated with the acquisition of Benihana and RA Sushi;

•
Restaurant Operating Profit increased 115% to $108.3 million from $50.4 million in 2023 and

•
Adjusted EBITDA increased 129.3% to $75.2 million from $32.8 million in 2023.

2025 Compensation
Fundamentally, our goals for 2025 are in line with goals established in 2024 and those are to grow the business profitably through increased sales, reduced expenses and profitable, new unit growth while successfully integrating the Benihana transaction.
For 2025, base salaries for our named executive officers are as follows: Emanuel Hilario $700,000; Jonathan Segal $350,000 and Tyler Loy $400,000.
Say-on-Pay Vote
Because your vote is advisory, it will not be binding on our Compensation Committee or our Board, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers of The ONE Group Hospitality, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at thereon at the Annual Meeting is required to approve, on an advisory basis, this resolution.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 24, 2025, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and named executive officers and (iii) all current officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of March 24, 2025 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Percentage ownership calculations for beneficial ownership are based on 31,026,865 shares of common stock outstanding as of March 24, 2025. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is 1624 Market St., Suite 311, Denver, CO 80202.
Name	Shares	Shares Subject to Options or Warrants within 60 days	Shares Subject to RSUs	Total(1)	Percent
Executive officers and directors
Jonathan Segal	3,115,310	72,394	—	3,187,704	10.3%
Emanuel Hilario	1,146,498	449,616	—	1,596,114	5.1%
Tyler Loy	135,566	14,209	—	149,775	*
Michael Serruya(2)	408,778	—	—	408,778	1.3%
Eugene Bullis	198,560	—		198,560	*
Dimitrios Angelis	130,131	—	—	130,131	*
Susan Lintonsmith	57,305	—	—	57,306	*
Haydee Olinger	67,045	—	—	67,045	*
James Chambers	20,301		—	20,301	*
Scott Ross(3)	20,301	2,786,582	—	2,806,883	8.3%
All executive officers & director as a group	5,299,795	3,322,801	—	8,622,596	25.1%
5% or greater stockholders
Kanen Wealth Management, LLC(4)	4,863,312	—	—	4,863,312	15.7%
Hill Path Capital LP and associated persons(3)	—	2,786,582	—	2,786,582	8.2%
Nantahala Capital Management LLC(5)	2,087,394	—	—	2,087,394	6.7%

*
Represents less than 1% of the issued and outstanding shares.

(1)
All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
Includes 147,712 shares of common stock held by MOS Holdings Inc., an entity owned by Mr. Serruya.

(3)
Based on Schedule 13D filed with the SEC on May 8, 2024 by reporting persons (collectively, the “Hill Path Reporting Persons”) HPC III Kaizen LP (“HPC III Kaizen”), Hill Path Capital Partners III GP LLC, the general partner of HPC III Kaizen (“Hill Path III GP”), Hill Path Investment Holdings III LLC, the managing member of Hill Path III GP (“Hill Path Investment Holdings III”), Hill Path Capital LP, the investment manager of HPC III Kaizen (“Hill Path”), Hill Path Holdings LLC, the general partner of Hill Path (“Hill Path Holdings”), and Scott Ross, the managing partner of each of Hill Path Investment Holdings III, Hill Path and Hill Path Holdings, this includes: (i) 1,786,582 shares of common issuable upon the exercise of warrants held by HPC III Kaizen, at an exercise price of $0.01 per share (the “Penny Warrants”); and (ii) 1,000,000 shares of common stock issuable upon the exercise of warrants held by HPC III Kaizen, at an exercise price of $10.00 per share (the “Market Warrants” and together with the Penny Warrants, the “Warrants”).
Each Hill Path Reporting Person has the sole power to vote or dispose of the 2,786,582 shares underlying the Warrants held by HPC III Kaizen.
Based on the Schedule 13D filed May 8, 2024, the address for each Hill Path Reporting Person is 150 East 58th Street, 33rd Floor, New York, New York 10155.
(4)
Based solely on Amendment No. 9 to Schedule 13D filed with the SEC on March 20, 2024 by Kanen Wealth Management LLC, a Florida limited liability company (“KWM”), and David L. Kanen, the managing member for KWM. KWM, in its role as investment manager for customer accounts, has discretionary voting and dispositive power over the shares of common stock held in the accounts. Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over such shares of common stock with KWM. KWM, as the general partner of Philotimo, and Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over the shares of common stock held by Philotimo. Mr. Kanen, as the managing member of KWM, may be deemed the beneficial owner of the shares owned by KWM and Philotimo. The address for Kanen Wealth Management, LLC is 5850 Coral Ridge Drive, Suite 309, Coral Springs, FL 33076.

(5)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2025 by Nantahala Capital Management, LLC, a Massachusetts limited liability company (“Nantahala”), and Wilmot B. Harkey and Daniel Mack (together the reporting persons). The address for Nantahala is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

CODE OF CONDUCT AND ETHICS
We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and chief accounting officer. The Corporate Code of Conduct and Ethics is available on our website at www.togrp.com. We intend to publicly disclose any amendment to and any waiver of the Corporate Code of Conduct and Ethics on our website.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2026 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 9, 2025 (120 days before the anniversary of the date notice was mailed for the prior year’s meeting mailing date). To be considered for presentation at the 2026 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than the close of business on February 19, 2026 (90 days before the anniversary of the prior year’s meeting) and no earlier than the opening of business on January 20, 2026 (120 days before the anniversary of the prior year’s meeting).
In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal must be received not earlier than the opening of business on the 120th day before such annual meeting and not later than the later of (i) the close of business on the 90th day before such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. In addition, any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19(b) of the Exchange Act. All stockholder proposals should be marked for the attention of the Secretary of The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202.
Denver, Colorado
April 10, 2025

Appendix A: Reconciliation of Non-GAAP Measures
Adjusted EBITDA.   We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation certain transaction and exit costs and transition and integration expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.
The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for fiscal year 2024 (in thousands):
Fiscal Year 2024
Net loss attributable to The ONE Group Hospitality, Inc.	$(15,824)
Net loss attributable to noncontrolling interest	(829)
Net loss	(16,653)
Interest expense, net of interest income	31,109
Benefit for income taxes	(7,834)
Depreciation and amortization	34,096
EBITDA	40,718
Stock-based compensation	6,017
Transaction and exit costs	9,326
Transition and integration expenses	13,681
Lease termination expense(1)	1,096
Non-cash rent(2)	(338)
Loss on debt extinguishment	4,149
Other expenses	124
Adjusted EBITDA	74,773
Adjusted EBITDA attributable to noncontrolling interest	(416)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$75,189

(1)
Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.

(2)
Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

Adjusted Operating Income.   We define Adjusted Operating Income as operating income before certain costs associated with the acquisition of Benihana such as transaction and exit costs, transition and integration expenses, lease termination expense and loss on debt extinguishment. Adjusted Operating Income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.
The following table presents a reconciliation of Operating Income to Adjusted Operating Income for fiscal years 2024 and 2023 (in thousands):
	Fiscal Year 2024	Fiscal Year 2023
Operating Income	$10,771	$9,294
Transaction and exit costs	9,326	207
Transition and integration expenses	13,681	—
Lease termination expense	1,096	—
Loss on debt extinguishment	4,149	—
Adjusted Operating Income	$39,023	$9,501

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2025 THE ONE GROUP HOSPITALITY, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 19, 2025. INTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. your votes like this 1.Election of three Class III Directors:FOR WITHHOLD AUTHORITY IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY Class III Nominees:(1)Emanuel Hilario(2)Scott Ross(3)Jonathan Segal NOMINEE FOR NOMINEE COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 2.Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent registered public accounting firm for the fiscal year ending December 28, 2025.3.Proposal to approve, by an advisory vote, the compensation of our named executive officers. FORAGAINST ABSTAINFORAGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. CONTROL NUMBERSignature Signature, if held jointly Date, 2025Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025THE ONE GROUP HOSPITALITY, INC.1624 Market St. Suite 311Denver, CO 80202IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OFSTOCKHOLDERS TO BE HELD ON MAY 20, 2025The Notice of Annual Meeting, Proxy Statement and 2024 Annual Report are available on the Company’s website athttps://ir.togrp.com/sec-filings PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHE ONE GROUP HOSPITALITY, INC.PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ONE GROUP HOSPITALITY, INC.The undersigned, having received notice of the meeting and the proxy statement of THE ONE GROUP HOSPITALITY, INC. (the “Company”), and revoking all prior proxies, hereby appoint(s) Emanuel Hilario, Tyler Loy and Christi Hing, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at STK, 1550 Market St., Denver, CO 80202, on Tuesday, May 20, 2025 at 11:00 a.m. local time, and at any adjournment sessions thereof, and there to vote on the matters in respect of all shares of stock of the Company which the undersigned is entitled to vote specified below with all the powers the undersigned would possess if personally present.PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Comments:(Continued and to be marked, dated and signed, on the reverse side)